Exhibit 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED DECEMBER 2, 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, BY CALLING (212) 929-5500 (BANKERS AND BROKERS) OR (800) 322-2885 (ALL OTHERS) OR BY EMAIL AT RIGHTSOFFER@MACKENZIEPARTNERS.COM.

FLEXSHOPPER, INC.

UNITS SUBSCRIBED FOR UPON
EXERCISE OF SUBSCRIPTION RIGHTS AND

SHARES OF COMMON STOCK SUBSCRIBED FOR UPON

EXERCISE OF SERIES RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of non-transferable subscription rights (the “Subscription Rights”) to purchase units of securities consisting of one share of common stock of FlexShopper, Inc., a Delaware corporation (the “Company”), one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively with the Series A Right and Series B Right, the “Series Rights”) at a subscription price equal to $1.70 (the “Unit Subscription Price”), as described in the Company’s prospectus dated December 2, 2024 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust Company, as subscription agent for the rights offering, that:

(1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), Subscription Rights for the number of units specified below pursuant to the basic right (as described in the Prospectus), and on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional units pursuant to the over-subscription privilege (as described in the Prospectus), listing separately below a number of units corresponding to such beneficial owners’ exercised basic right and a number of units corresponding to such beneficial owners’ exercised over-subscription privilege (without identifying any such beneficial owner);

(2) to the extent any beneficial owner has exercised their oversubscription privilege, each such beneficial owner’s basic right has been exercised in full; and

(3) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the Series Rights for the number of common stock specified below pursuant to the Series Rights (as described in the Prospectus).

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO BASIC RIGHT	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVER-SUBSCRIPTION PRIVILEGE

NUMBER OF SERIES A RIGHTS EXERCISED	NUMBER OF SERIES B RIGHTS EXERCISED	NUMBER OF SERIES C RIGHTS EXERCISED

Name of Bank, Broker, Trustee, Depository or Other Nominee:

By:
Name:
Title:

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By:
Name:
Title:

DTC Subscription Confirmation Number(s)